Form of
                                      NOTE


          THE WITHIN NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT OR (ii) IN THE PRIOR WRITTEN OPINION OF COUNSEL DIRECTED TO MAKER, WHICH OPINION IS REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR THE MAKER, SUCH OFFER, SALE, OR OTHER TRANSFER IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                           ______________________, LLC
                                 Promissory Note
                                   Number ___



$_________________                                           _____________, 1998


     For value received, ____________________, LLC, a Virginia limited liability company ("Maker"), promises to pay to __________________, a Michigan corporation with its principal office presently located in Gaylord, Michigan ("Payee"), or order to the record holder hereof, at 1966 South Otsego Avenue, Gaylord, Michigan 49735, the principal sum of [here insert in each note the amount of the relevant Shareholder's percentage of $1,750,000.00] in lawful money of the United States of America, together with simple interest in like money at the rate of seven percentum (7%) per annum, from the date hereof until payment in full, on any principal balance hereof from time to time then remaining unpaid, such principal and interest to be due and payable in the following manner on the following obligatory schedule:

          except as and to the extent anticipated or prepaid, in whole or in part, and subject to Maker's claim(s) in recoupment and rights of offset and any necessary adjustments therefor, all as and to the extent herein provided for, quarterly during the period from the date hereof until ___________________, 2004, in equal payments each in the amount of ___________________________ and no/100 Dollars



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          ($________.00)  [to be  calculated as if the principal and interest on this note were to be amortized in quarterly payments over a period of ten (10) years], each due and payable on the ___ day of _____________, ______________, ___________________, and ___________________, in each year until the ___ day of ________ in the year 2004 when the amount of all then unpaid principal and interest shall be due and payable in full.

     The Maker reserves the right to anticipate and prepay at any time or from time to time, without penalty, all or any part of the indebtedness evidenced by this note. Any partial prepayment of principal also shall include accrued interest on the unpaid principal balance to the date of such prepayment, and each prepayment shall be applied to and be deducted from the scheduled obligatory payments falling due hereunder in the inverse order of their scheduled due dates. All prepayments on this note shall be recorded when made on the reverse side hereof by the then record holder of this note.

     This note (as the "Note" identified therein) and all rights of Payee or any record holder hereof are made, issued, and created in reliance upon, pursuant and subject to the terms and provisions of, and as part of the same transaction that gave rise to (a) a certain Assets Purchase Agreement dated _________________, 1998, by and among Maker, Payee, and certain of Payee's Shareholders (the "Agreement"), and (b) a certain Noncompetition Agreement of even date with the Agreement and entered into by and between the Maker and [here insert relevant Shareholder's name] as "Principal" (the "Noncompetition Agreement") all provisions of which (including all definitions) are incorporated herein by reference as if set forth herein word for word.

     The principal amount of this note and payment of the principal balance and interest hereon and all amounts payable hereunder when otherwise due and payable are subject to Maker's prior claim(s) in recoupment and rights of offset and/or postponement and accordingly shall be discharged as against the Payee and any subsequent record holder hereof in the amount and as and for the reasons and as and to the extent provided for and described in the Agreement and also, with respect to the Noncompetition Agreement, as follows:

          From and after the tenth day following the initial filing date of any action filed by the Maker against the Principal (the "Principal") named in the Noncompetition Agreement (the "Action") in a court of competent jurisdiction for one or more breaches or violations by Principal of the Noncompetition Agreement and seeking injunctive relief, along with any


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          other  relief  demanded,  the Maker  shall not be required to make any scheduled obligatory payment of principal or interest on this note until such time as the Action shall have been finally determined by a final non-appealable judgment, except during an appeal by Maker from a judgment adverse to Maker.

          Upon final determination of the Action by entry of a final non-appealable judgment: (a) if the court shall have determined in such Action that Principal has violated or breached the Noncompetition Agreement, then, in addition to any other relief awarded to Maker,
          Maker shall be entitled to recoup and offset against the then principal balance of this note (including from the scheduled obligatory principal or interest payments otherwise deferred during the Action's pendency) the sum of: (x) the amount of damages, if any, awarded to the Maker in the Action, (y) the amount of liquidated damages specified in the Noncompetition Agreement, less the amount of any damages described in (x), if any, and (z) all costs and expenses reasonably incurred by Maker in the Action, together with reasonable attorneys' and experts' fees, and

          (b) if the court shall have determined in such Action that Principal has not violated or breached the Noncompetition Agreement, then Principal shall be entitled to recover from the Maker (a) payment of all amounts of principal and interest that Maker was not required to pay during pendency of the Action, and (b) payment of all costs and expenses reasonably incurred by Principal in the Action together with reasonably attorneys' and experts' fees.

          Any amount recouped or offset against this note by Maker as herein provided for in (x) or (y) of subparagraph (a) above shall first be deducted from the then principal balance of this Note as if a payment of principal in that amount then had been made, and all scheduled obligatory payments on the Note shall be recalculated and the new schedule entered hereon on the face of this Note.


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


     To the extent only as in such agreement expressly provided, this note is secured by a Security Agreement made by Maker, Central Printing Service, LLC and Advertisers P.S., LLC as Buyers and Payee, Central Printing Corporation, and Advertiser's Postal Service Corporation as Sellers of even date herewith and given pursuant to and identified in the Agreement.

     The following, and only the following, shall constitute an "Event of Default" under this note:

     (a) any  failure  of Maker to make (or to cause to be made) to (i) Payee or
(ii) any other then record holder of this note any scheduled obligatory payment of principal or interest as and when due and payable, which failure shall have continued for a period of at least ten (10) consecutive calendar days after written notice describing such failure has been given to Maker by Payee or such other record holder hereof, or

     (b) the commencement by Maker of a voluntary case under and within the meaning of the federal Bankruptcy Code, or

     (c) entry by a court of competent jurisdiction of an order in an involuntary case commenced against Maker under and within the meaning of the federal Bankruptcy Code that (i) forbids the Maker to continue to use, acquire, or dispose of property as if no such involuntary case had been commenced, or
(ii) is for relief against Maker, or (iii) appoints an interim trustee to take possession of Maker's property, or (iv) orders the liquidation of Maker, and, in each case, ninety (90) consecutive calendar days shall have elapsed since entry of any such order, such order shall then be unstayed and effective, and such involuntary case shall then still be pending and not dismissed, or

     (d) any continuing, uncured Event of Default under any of the notes of even date herewith made by Central Printing Service, LLC or Advertisers P.S., LLC, and payable respectively to (i) Central Printing Corporation as payee, and (ii) to Advertiser's Postal Service Corporation as payee.

     Upon the occurrence and during the continuation of an Event of Default, and not otherwise, the then record holder of this note, at such holder's sole election made by a written notice ("Notice of Acceleration") executed by such record holder (expressly referring to and describing this note and the Event of Default) and given to Maker, may declare all of the then unpaid principal balance of this note, together with any interest accrued thereon, to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest, or other notice of any kind.

     At any and all times the Maker shall recognize as the Payee or holder of this note (and such Payee or holder shall be) only the


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

person or persons so recorded as such holder on Maker's books and records, and any transfer of this note or of the rights of the Payee or any other holder hereof at any time or from time to time shall be effective only with the prior consent of Maker and upon the recordation of such transfer in Maker's books and records. When otherwise due and payable, each payment of principal or interest hereunder shall be made only to such then record holder(s), and each payment to the then record holder(s) shall discharge the Maker of any and all liability hereunder for and to the amount of each such payment.

     Any notice to Maker shall be deemed to have been given only upon the earlier to occur of (a) actual receipt of such notice by Maker, or (b) the tenth day after the date of deposit of such notice in the U.S. mail, postage prepaid, certified or registered, with return receipt or proof of deliver required, addressed to Maker at the address for Maker shown above or at such other address for Maker as Maker then shall have notified Payee by a writing addressed to Payee at Payee's address as shown in the Agreement.

     Mere delay or failure to act shall not preclude the exercise or enforcement of any right or remedy hereunder; all such rights and remedies shall be cumulative and may be exercised singularly or concurrently, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

     The rights of all parties hereto and of each record holder hereof shall be governed by and enforced or construed only in accordance with the domestic, substantive laws of the State of Michigan excluding those relating to conflicts of laws.

     Maker agrees to pay all reasonable attorneys' fees that may be incurred in collecting this note after an Event of Default, but not to exceed 5% of any then due and payable principal balance.

     IN WITNESS WHEREOF, Maker has caused this note to be executed by its duly authorized representative on the day, month, and year first above written.


                                      _____________________________, LLC

                                      by: UPPER MICHIGAN MANAGEMENT, Inc.
                                                        its manager

                                               by:___________________________
                                                   a duly authorized officer


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